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                           [MOSS ADAMS LLP LETTERHEAD]


                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in, and incorporation by reference in, the annual report on Form 10-KSB of Northwest Bancorporation, Inc. of our report dated January 18, 2002 on our audit of the financial statements and financial statement schedules of Northwest Bancorporation, Inc. as of and for the years ended December 31, 2001 and 2000. We also consent to the reference to our firm in such annual report.

                                                              /s/ Moss Adams LLP

601 West Riverside Avenue, Suite 1800
Spokane, Washington 99201
[(509) 747-2600]
March 28, 2002